                           AMENDED AND RESTATED CERTIFICATE
                                   OF INCORPORATION

                                          OF

                                    COINSTAR, INC.

    Jens H. Molbak and Mark P. Tanoury hereby certify that:

    1. The present name of this corporation is Coinstar, Inc. (the "Company"), which is the name under which the Company was originally incorporated; and the date of filing the original Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware is October 12, 1993.

    2. They are the duly elected and acting President and Secretary, respectively, of the Company.

    3. The Certificate of Incorporation of the Company is hereby amended and restated to read as follows:

                                          I.

    The name of the Company is Coinstar, Inc.

                                         II.

    The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                         III.

    The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                         IV.

    A. The Company is authorized to issue two classes of stock designated respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is thirty-eight million (38,000,000) shares, consisting of twenty-two million (22,000,000) shares of Common Stock, each having a par value of one-tenth of one cent ($.001), and sixteen million (16,000,000) shares of Preferred Stock, each having a par value of one tenth of one cent ($.001).

    The Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as are stated herein and in the resolution or resolutions providing for the


                                          1.

establishment of such series as adopted by the Board of Directors of the Company (the "Board") as hereinafter provided and approved by the holders of more than 50% of the then outstanding Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class on an as-converted basis. Except as otherwise expressly stated herein or in the resolution or resolutions providing for the establishment of any series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided herein or by law.

    Authority is hereby expressly granted to the Board to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges, preemptive rights, voting rights (including the right to elect a director) and liquidation preferences, as shall be stated in such resolution or resolutions, all to the full extent permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior or rank equally or be junior to any other series. Anything contained in this Certificate of Incorporation to the contrary notwithstanding, except as provided in Sections C.2(c)(i)(C) and (D) of this Article IV or in the resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the establishment of any series of Preferred Stock or the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

    So long as at least 825,000 of the authorized shares of Series C Preferred remain outstanding or 500,000 of the authorized shares of Series D Preferred remain outstanding (as adjusted for any stock dividends, combinations, or splits with respect to such shares), any amendment to this Certificate of Incorporation to increase the authorized shares of Preferred Stock shall only require the approval of the holders of more than 50% of the then outstanding Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class on an as-converted basis, and shall not require any vote of the holders of the Common Stock, Series A Preferred Stock or Series B Preferred Stock.

    B. Six hundred forty-nine thousand seven hundred seventy-five (649,775) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"), nine hundred seventy-four thousand two hundred fifty-eight (974,258) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"), six million one hundred thousand (6,100,000) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred") three million five hundred thousand (3,500,000) of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock" (the "Series D Preferred"), one hundred thousand (100,000) of the authorized shares of Preferred Stock are hereby designated "Series E-1 Preferred Stock" (the "Series E-1 Preferred"), three hundred fifty thousand (350,000) of the authorized shares of


                                          2.

Preferred Stock are hereby designated "Series E-2 Preferred Stock" (the "Series E-2 Preferred") and five hundred fifty thousand (550,000) of the authorized shares of Preferred Stock are hereby designated Series E-3 Preferred Stock (the "Series E-3 Preferred"). Unless otherwise noted, the term "Series E Preferred" shall refer, collectively, to the Series E-1 Preferred, the Series E-2 Preferred and the Series E-3 Preferred. The Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and the Series E Preferred are hereinafter referred to as the "Series Preferred".

    C. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

         1.   DIVIDEND RIGHTS.

              a.   Holders of Series C Preferred, Series D Preferred, and
Series E Preferred in preference to the holders of Series A Preferred, Series B Preferred and Common Stock, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, noncumulative cash dividends at the respective rates of $0.325 per annum on each outstanding share of Series C Preferred, $0.40 per annum on each outstanding share of Series D Preferred, $0.60 per annum on each outstanding share of Series E-1 Preferred, $1.20 per annum on each outstanding share of Series E-2 Preferred and $1.60 per share on each outstanding share of Series E-3 Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares). The Series C Preferred, the Series D Preferred and the Series E Preferred shall rank pari passu as to the payment of dividends and all dividend payments shall be made pro rata on the Series C Preferred, Series D Preferred and Series E Preferred in proportion to the amount of dividend payable on each such series. So long as any shares of Series C Preferred, Series D Preferred or Series E Preferred or other series of Preferred Stock ranking on a parity with the Series C Preferred, Series D Preferred and Series E Preferred with respect to dividends shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any other series of Preferred Stock ranking junior to the Series C Preferred, Series D Preferred and Series E Preferred with respect to dividends or any Common Stock, nor shall any shares of any other series of Preferred Stock ranking junior to the Series C Preferred, Series D Preferred and Series E Preferred with respect to dividends or any Common Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer).

              b. Holders of Series A Preferred and Series B Preferred, in preference to the holders of Common Stock of the Company, shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, noncumulative cash dividends at the respective rates of $0.10 per annum on each outstanding share of Series A Preferred and $0.40 per annum on each outstanding share of Series B Preferred (as adjusted in each case for any stock dividends, combinations or splits with respect to such shares). The Series A Preferred and the Series B Preferred shall rank pari passu as to the payment of dividends and all dividend payments shall be made pro rata on the Series A Preferred and Series B Preferred in


                                          3.

proportion to the amount of dividend payable on each such series. So long as any shares of Series A Preferred, Series B Preferred or other series of Preferred Stock ranking on a parity with the Series A Preferred and Series B Preferred with respect to dividends shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any other series of Preferred Stock ranking junior to the Series A Preferred and Series B Preferred with respect to dividends or any Common Stock, nor shall any shares of any other series of Preferred Stock ranking junior to the Series A Preferred and Series B Preferred with respect to dividends or any Common Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer).

              c. The provisions of Section 1(a) and Section 1(b) shall not, however, apply to (i) a dividend payable solely in Common Stock, or (ii) any repurchase of Common Stock that is unanimously approved by the Company's Board of Directors.

         2.   VOTING RIGHTS.

              a. GENERALLY. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent together with the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

              b. ELECTION OF DIRECTORS. At all times while shares of Series Preferred remain outstanding, the authorized number of directors of the Company shall be at least five (5) elected as follows: (i) the holders of shares of Series C Preferred, Series D Preferred and Series E Preferred voting together in accordance with Section 2(a) above, shall be entitled to elect two (2) of the directors of the Company and to exercise any right of removal or replacement of such directors; (ii) the holders of shares of Series A Preferred, Series B Preferred and Common Stock, voting together in accordance with Section 2(a) above, shall be entitled to elect one (1) director of the Company and to exercise any right of removal or replacement of such director; (iii) the holders of shares of Series Preferred and Common Stock, voting together in accordance with subsection 2(a) above, shall elect as a director of the Company, the person serving, or expected to serve, as an employee and the full-time Chief Executive Officer of the Company and to exercise any right of removal or replacement of such director; and (iv) subject to any class right to elect one (1) director subsequently granted to a new series of Preferred Stock pursuant to Section IV
A. and subsection 2(c)(ii)(A) below, the holders of shares of Series Preferred and of Common Stock, voting together in accordance with subsection 2(a) above, shall be entitled to elect any remaining directors and to exercise any right of replacement or removal of such directors. Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in Section 8 of this Article IV.C.), the


                                          4.

holders of shares of Series D Preferred and Series E Preferred, voting together as a single class, shall be entitled under subsection 2(b)(iv) above to elect one (1) director and to exercise any right of replacement or removal of such director. Except as otherwise provided herein, each director shall have one vote per director on all matters brought before the Board of Directors.

              c. SPECIAL VOTING RIGHTS OF SERIES C PREFERRED, AND SERIES D PREFERRED AND SERIES E PREFERRED.

                   (i) In addition to any other vote or consent required herein or by law, so long as at least 825,000 of the authorized shares of Series C Preferred or at least 500,000 of the authorized shares of Series D Preferred remain outstanding (as adjusted for any stock dividends, combinations, or splits with respect to such shares), the Company shall not, without first obtaining the affirmative vote or written consent of the holders of more than 50% of the then outstanding Series C Preferred, Series D Preferred and Series E Preferred , voting together, effect the following actions:

                        (a) any amendments to the Company's Certificate of Incorporation that would alter or change the preferences, rights, privileges or powers of the Series C Preferred, Series D Preferred or Series E Preferred;

                        (b) any amendments to the Company's Certificate of Incorporation that would increase or decrease the number of shares of authorized Preferred Stock, Common Stock or the number of shares designated as Series C Preferred, Series D Preferred or Series E Preferred;

                        (c) create or issue a new class or series of capital stock of the Company;

                        (d) authorize or issue any equity security, or any security convertible or exercisable into equity securities, other than up to 286,541 shares approved by the Board of Directors for issuance to employees or other service providers of the Company, and up to 200,000 shares issued in connection with lease financing arrangements or similar debt financing arrangements with institutional lenders;

                        (e) authorize or issue, or obligate itself to issue, any equity security or any other security convertible into equity securities of the Company senior to the Series C Preferred, Series D Preferred and Series E Preferred as to rights of the Series C Preferred, Series D Preferred and Series E Preferred , including dividend rights, liquidation preferences, conversion rights or voting rights;

                        (f) enter into (i) any agreement which effects the consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization which results in the stockholders of the Company immediately preceding the transaction owning less than 50% of the surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the


                                          5.

Company's voting power is transferred or (ii) any agreement which effects the sale, conveyance or disposition of all or substantially all of the assets of the Company;

                        (g) increase or decrease the authorized number of directors of the Company, or

                        (h)  any amendment to the Company's Bylaws.

                   (ii) The directors elected by the Series C Preferred, Series D Preferred and Series E Preferred pursuant to subsection (b) above shall have the greater of 51% (rounded up to the next whole even number) or their then current percentage of the aggregate votes represented by all members of the Board in office at the time in question (x) from and after the occurrence of an Event of Default (as defined in Section 8 of this Article IV.C.), on all matters presented to, or actions taken or proposed to be taken by, the Board and (y) at all times prior to the occurrence of an Event of Default, on each of the following matters presented to, or actions taken or proposed to be taken by, the
Board:

                        (a) all issues relating to or arising in connection with the issuance of any shares of capital stock of the Company, any rights or options to subscribe for or to purchase capital stock or any stock or other securities convertible into or exchangeable for capital stock of the Company (including, without limitation, whether or not to issue such securities, the valuation of the Company to be used in connection with such issuance, the terms of such securities, any increase in the authorized capital stock in connection therewith, the granting of the right to elect one director to a new series of Preferred Stock issued in connection with an equity financing, and all related issues) other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) all Preferred Stock warrants issued in connection with bridge debt financings of the Company occurring in April, September and December 1994, including shares of Series C Preferred Stock issued upon exercise of any such warrants; (3) shares of Common Stock issuable pursuant to the exercise of stock options outstanding as of the Original Issue Date (as defined herein); (4) shares of Common Stock reserved for issuance subsequent to the Original Issue Date to employees, officers, directors, consultants or other service providers to the Company in the form of stock issuances or options; and (5) up to 200,000 shares of equity securities issued in connection with lease financing arrangements or similar debt financing arrangements with institutional lenders;

                        (b) all issues relating to or arising in connection with the sale, lease, exchange, conveyance, license or other disposition of all or substantially all of the assets of the Company to a third party (including, without limitation, whether or not to consummate such transaction, the valuations and consideration to be received by the Company in connection therewith and the terms of any such transaction);

                        (c) all issues relating to or arising in connection with the merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization which results in the stockholders of the Company immediately preceding the transaction owning less than 50% of the surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred; and


                                          6.

                        (d) all issues relating to or arising in connection with any sale of all, or a controlling interest in, the capital stock of the Company.

    The aggregate votes of the directors elected by the holders of Series C Preferred, Series D Preferred and Series E Preferred shall be split pro rata among such directors.

              d. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of a single series of Series Preferred, voting separately as a single class, shall be required for any action which:

                   (i) alters or changes the rights, preferences or privileges of such series if such series is adversely affected in a manner which is different from any other; or

                   (ii) increases or decreases the authorized number of shares of such series.

              e. For purposes of subsection (d) above, the actions specified in subsections (c)(i)(B), (C), (D) and (E) of this Section 2 shall be deemed not to adversely affect any Series Preferred in a manner which is different from any other Series Preferred.

              f. So long as at least 825,000 of the authorized shares of Series C Preferred or at least 500,000 of the authorized shares of Series D Preferred remain outstanding (as adjusted for any stock dividends, combinations, or splits with respect to such shares), any amendment to the Company's Certificate of Incorporation that would increase the number of shares of authorized Common Stock shall require the approval of the holders of a majority of the then outstanding Series C Preferred, Series D Preferred and Series E Preferred , voting together, and shall not require any vote of the holders of the Common Stock, Series A Preferred Stock or Series B Preferred Stock.

         3.   LIQUIDATION RIGHTS.

              a. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series A Preferred, Series B Preferred, Series C Preferred or Common Stock, the holders of Series D Preferred, Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred shall be entitled to be paid out of the assets of the Company an amount equal to the sum of (i) $4.00 per share for each share of Series D Preferred, $6.00 per share for each share of Series E-1 Preferred, $12.00 per share for each share of Series E-2 Preferred and $16.00 per share for each share of Series E-3 Preferred, as adjusted for any stock dividends, combinations, splits or the like, and (ii) all declared but unpaid dividends on each such share of Series D Preferred and Series E Preferred. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series D Preferred and Series E Preferred, then such assets shall be distributed among the holders of Series D Preferred and Series E Preferred at the time


                                          7.

outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

              b. Subject to the rights of any series of Preferred Stock that may from time to time come into existence and after the payment of all amounts required pursuant to subsection 3(a), upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series A Preferred, Series B Preferred or Common Stock, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company an amount equal to the sum of (i) $3.25 per share for each share of Series C Preferred, as adjusted for any stock dividends, combinations, splits or the like, and (ii) all declared but unpaid dividends on each such share of Series C Preferred. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred, then such assets shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

              c. Subject to the rights of any series of Preferred Stock that may from time to time come into existence and after the payment of all amounts required pursuant to subsections 3(a) and 3(b), if assets remain in the Company, the holders of Series A Preferred and Series B Preferred shall be entitled to be paid out of the assets of the Company an amount equal to the sum of (i) $1.00 or $4.00 per share for each share of Series A Preferred and Series B Preferred, respectively, as adjusted for any stock dividends, combinations, splits or the like, and (ii) all declared but unpaid dividends on each such share of Series A Preferred and Series B Preferred. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full under this subsection 3(c) to all holders of Series A Preferred and Series B Preferred, then such assets shall be distributed among the holders of Series A Preferred and Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

              d. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, after the distributions have been made pursuant to subsections 3(a), 3(b) and 3(c) above, if assets remain in the Company, the holders of Common Stock shall be entitled to be paid out of the assets of the Company an amount equal to the sum of (i) $0.17 per share for each share of Common Stock, as adjusted for any stock dividends, combinations, splits or the like, and (ii) all declared but unpaid dividends on each such share of Common Stock. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full under this subsection 3(d) to all holders of Common Stock, then such assets shall be distributed among the holders of Common Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

              e. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, after the distributions have been made pursuant to subsections 3(a), 3(b), 3(c) and 3(d) above, if assets remain in the Company, the holders of Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred shall be entitled to be paid out of the assets of the Company an amount equal to $0.325, $0.40, $0.60, $1.20


                                          8.

and $1.60 per share of Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred, respectively, for each year held (plus a pro rata amount for any fractional year) less any dividends previously declared and paid to the holders of the Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred pursuant to subsection 1(a) above, as adjusted for any stock dividends, combinations, splits or the like. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full under this subsection 3(e) to all holders of Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred, then such assets shall be distributed among the holders of Series C Preferred, Series D Preferred Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

              f. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, after the distributions have been made as required by subsections 3(a), 3(b), 3(c), 3(d) and 3(e) above, if assets remain in the Company, the holders of Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred, Series E-3 Preferred and Common Stock will share in all such remaining assets in proportion to the number of shares of Common Stock (assuming conversion of the Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred and Series E-3 Preferred into Common Stock as provided in Section 4 hereof) then held by each of them, provided, however, that the holders of Series C Preferred shall not be entitled to share in any further distributions under this subsection 3(f) after they have received under subsections 3(b), 3(e) and this subsection 3(f) an aggregate amount equal to $6.50 per share of Series C Preferred (as adjusted for any stock dividends, combinations, splits or the like), the holders of Series D Preferred shall not be entitled to share in any further distributions under this subsection 3(f) after they have received under subsections 3(a), 3(e) and this subsection 3(f) an aggregate amount equal to $8.00 per share of Series D Preferred (as adjusted for any stock dividends combinations, splits or the like), the holders of Series E-1 Preferred shall not be entitled to share in any further distributions under this subsection 3(f) after they have received under subsections 3(a), 3(e) and this subsection 3(f) an aggregate amount equal to $12.00 per share of Series E-1 Preferred (as adjusted for any stock dividends combinations, splits or the like), the holders of Series E-2 Preferred shall not be entitled to share in any further distributions under this subsection 3(f) after they have received under subsections 3(a), 3(e) and this subsection 3(f) an aggregate amount equal to $24.00 per share of Series E-2 Preferred (as adjusted for any stock dividends combinations, splits or the like) and the holders of Series E-3 Preferred shall not be entitled to share in any further distributions under this subsection 3(f) after they have received under subsections 3(a), 3(e) and this subsection 3(f) an aggregate amount equal to $32.00 per share of Series E-3 Preferred (as adjusted for any stock dividends combinations, splits or the like).

              g. At the election of the holders of more than 50% of the outstanding shares of Series C Preferred and Series D Preferred, voting together, the following events (each a "Deemed Liquidation Event") shall be considered a liquidation under this Section 3:

                   (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, which results in the stockholders of the Company immediately preceding the transaction owning less than 50% of


                                          9.

the surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred; or

                   (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

    At least 30 days prior to the occurrence of a Deemed Liquidation Event specified in clause (i) or (ii) of this Section 3(g), the Company shall deliver written notice thereof to each holder of shares of Series C Preferred and Series D Preferred. Within 10 days of the date of such notice from the Company each holder of Series C Preferred and Series D Preferred may provide written notice (a "Series Election Notice") to the Company, stating that such holder elects that such Deemed Liquidation Event shall be considered a liquidation for purposes of Section 3. If a Series Election Notice is received by the Company from holders of more than 50% of the outstanding shares of Series C Preferred and Series D Preferred in accordance with the immediately preceding sentence, then the occurrence of such Deemed Liquidation Event shall be treated as a liquidation.

    4.   CONVERSION RIGHTS.

         The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common
Stock:

              a. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Preferred being converted. The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series B Preferred being converted. The number of shares of Common Stock to which a holder of Series C Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series C Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series C Preferred being converted. The number of shares of Common Stock to which a holder of Series D Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series D Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series D Preferred being converted. The number of shares of Common Stock to which a holder of Series E-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series E-1 Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series E-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series E-2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series E-2 Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series E-2 Preferred being converted. The number of shares of Common Stock to which a holder of Series E-3 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series


                                         10.

E-3 Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series E-3 Preferred being converted.

              b. SERIES PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing $1.00 by the "Series A Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the "Series B Conversion Rate") shall be the quotient obtained by dividing $4.00 by the "Series B Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the "Series C Preferred Conversion Rate") shall be the quotient obtained by dividing $3.25 by the "Series C Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series D Preferred (the "Series D Preferred Conversion Rate") shall be the quotient obtained by dividing $4.00 by the "Series D Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series E-1 Preferred (the "Series E-1 Conversion Rate") shall be the quotient obtained by dividing $6.00 by the "Series E-1 Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series E-2 Preferred (the "Series E-2 Conversion Rate") shall be the quotient obtained by dividing $12.00 by the "Series E-2 Conversion Price," calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series E-3 Preferred (the "Series E-3 Preferred Conversion Rate") shall be the quotient obtained by dividing $16.00 by the "Series E-3 Conversion Price," calculated as provided in Section 4(c). Notwithstanding any provision of this Section 4 to the contrary, any adjustment in the conversion rate applicable to one series of Preferred Stock shall not, as such, result in an adjustment to the conversion rate of another series of Preferred Stock.

              c. CONVERSION PRICE. The conversion price for the Series A Preferred shall initially be $1.00 (the "Series A Conversion Price"). The conversion price for the Series B Preferred shall initially be $3.50 (the "Series B Conversion Price"). The conversion price for the Series C Preferred shall initially be $3.25 (the "Series C Conversion Price"). The conversion price for the Series D Preferred shall initially be $4.00 (the "Series D Conversion Price"). The conversion price for the Series E-1 Preferred shall initially be $6.00 (the "Series E-1 Conversion Price"). The conversion price for the Series E-2 Preferred shall initially be $12.00 (the "Series E-2 Conversion Price"). The conversion price for the Series E-3 Preferred shall initially be $16.00 (the "Series E-3 Conversion Price"). Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E-1 Conversion Price, Series E-2 Conversion Price and Series E-3 Conversion Price shall be adjusted from time to time in accordance with this Section 4. Unless otherwise noted, the "Series E Conversion Price" shall refer, collectively to the Series E-1 Conversion Price, Series E-2 Conversion Price and Series E-3 Conversion Price. All references to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price herein shall mean the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as so adjusted. The Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price are herein after collectively referred to as the Series Preferred Conversion Price.


                                         11.

              d. MECHANICS OF CONVERSION. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

              e. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series D Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

              f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and the Series E Conversion Price, respectively, then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and the Series E


                                         12.

Conversion Price, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

              g. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

              h. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or in
Section 3(e)), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

              i. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 or in Section 3(e)), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.


                                         13.

              j.   SALE OF SHARES BELOW SERIES PREFERRED CONVERSION PRICE.

                   (i) If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as defined in subsection (j)(viii) below), other than as a dividend or other distribution on any class of stock as provided in Section 4(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 4(e) above, for an Effective Price (as defined in subsection (j)(viii) below) less than the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or
Series E Conversion Price, then and in each such case the then existing Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price, as applicable, shall (except as provided in the last sentence of this subsection (j)) be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price as applicable, by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection
(j)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, Series B Preferred Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, and (ii) the denominator of which shall be (x) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale, plus (y) the number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of Series Preferred or other convertible instruments or upon exercise of options or warrants or other rights to acquire Common Stock which have an exercise or conversion price per share which is less than the per share price of Common Stock giving rise to the antidilution adjustments being so made hereunder shall be deemed outstanding for purposes of the foregoing adjustment.

                   (ii) For the purpose of making any adjustment required under this Section 4(j), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.


                                         14.

                   (iii) For the purpose of the adjustment required under this Section 4(j), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.


                                         15.

                   (iv) For purposes of this Section 4(j), the following definitions shall apply:

                        (a) "Pro Rata Share" shall mean the portion determined by the ratio of the number of shares of Common Stock issuable upon the conversion of Series Preferred Stock then held by a holder of Series Preferred Stock (a "Series Holder") to the total number of shares of Common Stock issuable upon conversion of the Preferred Stock then outstanding.

                        (b) "Dilutive Issuance" shall mean the issuance of Additional Shares of Common Stock (as defined in subsection 4(j)(viii) below), without consideration or for a consideration per share less than the Series E-1 Conversion Price in a transaction in which each Series Holder is offered the opportunity to purchase its Pro Rata Share.

                        (c) "Diluted Stock" shall mean shares of Series Preferred Stock (including such stock issuable upon exercise of any right, option or warrant) that have a Conversion Price per share greater than the consideration per share to be received in a Dilutive Issuance.

                        (d) "Diluted Holder" shall mean any Series Holder of shares of Diluted Stock.

                        (e) "Participating Investor" shall mean any Diluted Holder that agrees to purchase at least its Pro Rata Share of a Dilutive Issuance pursuant to Section 4(j)(v) hereof.

                        (f) "Non-participating Investor" shall mean any Diluted Holder that is not a Participating Investor.

                   (v) In the event the Company proposes to undertake a Dilutive Issuance, it shall give each Diluted Holder a written notice (the "Issuance Notice") of its intention, describing the type of Additional Shares of Common Stock, the price and the terms upon which the Company proposes to issue the same. Each Diluted Holder shall, within thirty (30) days from the date of the Issuance Notice, provide written notice to the Company that (i) such Diluted Holder agrees to become a Participating Investor for the price and upon the terms specified in the Issuance Notice and it purchases at least its Pro Rata Share of such Dilutive Issuance or (ii) such Diluted Holder shall be a Non-participating Investor. Any Diluted Holder who shall fail to provide such written notice within such thirty (30) day period shall be deemed to be a Non-participating Investor. Any Non-participating Investor may become a Participating Investor if it provides written notice to the Company, at least thirty (30) days prior to the closing of a Dilutive Issuance, that it agrees to become a Participating Investor and it purchases at least its Pro Rata Share of such Dilutive Issuance.

                   (vi) Each share of Diluted Stock held by each and every Non-participating Investor shall be automatically converted immediately prior to the closing of the applicable Dilutive Issuance into one (1) share of a new series of Preferred Stock to be designated


                                         16.

by the Company's Board of Directors, as more fully described in subsection 4(j)(viii) below. In no event shall any share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred be automatically converted into any such other share of Preferred Stock, pursuant to this subsection 4(j)(vi) unless such share of Series Preferred constitutes Diluted Stock as defined in subsection 4(j)(iv)(c) hereof.

                   (vii) Upon the conversion of Diluted Stock held by a Non-participating Investor as set forth in subsection 4(j)(vi) above, such shares of Diluted Stock shall no longer be outstanding on the books of the Company and the Non-participating Investor shall be treated for all purposes as the record holder of such shares of any new series of Preferred Stock into which such share of Diluted Stock were converted into pursuant to subsection 4(j)(vi) above, on the date of closing of the applicable Dilutive Issuance.

                   (viii) "Additional Shares of Common Stock" shall mean all shares of Common Stock and Convertible Securities issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock issued upon conversion of the Series Preferred; (2) any additional shares of Series D Preferred Stock to be issued within 15 days after the Original Issue Date; (3) all Preferred Stock warrants issued in connection with bridge debt financings of the Company occurring in April, September and December 1994, including shares of Series C Preferred Stock issued upon exercise of any such warrants; (4) up to 360,125 shares of Common Stock issuable pursuant to the exercise of stock options outstanding as of the Original Issue Date; (5) up to 286,541 shares of Common Stock reserved for issuance subsequent to the Original Issue Date to employees, officers, directors, consultants or other service providers to the Company in the form of stock issuances or options, and
(6) up to 200,000 shares of equity securities issued in connection with lease financing arrangements or similar debt financing arrangements with institutional lenders. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(j), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 4(j), for such Additional Shares of Common Stock. In no event shall any change in any Series Preferred Conversion Price pursuant to Section 4(j) above be deemed to be an issuance of Additional Shares of Common Stock.

    If and whenever the provisions of subsection 4(j)(vi) above will result in the automatic conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred or Series E-3 Preferred, the Board of Directors shall designate a new series of Preferred Stock (such as Series A-1, Series B-1, Series C-1, Series D-1, Series E-1A, Series E-2A or Series E-3A, as applicable) having rights, preferences, privileges and restrictions identical to those granted to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E-1 Preferred, Series E-2 Preferred or Series E-3 Preferred, as applicable, provided that the conversion price of shares of such new series of Preferred Stock shall be the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price in effect immediately preceding the closing of the


                                         17.

applicable Dilutive Issuance and such new series of Preferred Stock shall not be entitled to any further antidilution adjustment pursuant to this subsection 4(j).

              k. ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series Preferred Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

              l. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

              m.   AUTOMATIC CONVERSION.

                   (i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) either (i) the per share price is at least $9.75 (as adjusted for stock splits, recapitalizations and the like), or (ii) holders of more than 75% of the then outstanding Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class on an as-converted basis, elect to convert their shares of


                                         18.

Series C Preferred, Series D Preferred and/or Series E Preferred into shares of Common Stock in connection with such public offering, and (B) the gross cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least $10,000,000.

                   (ii) Upon the occurrence of the event specified in paragraph
(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay in cash, all declared and unpaid dividends on the shares of Series Preferred being converted, to and including the date of such conversion.

              n. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

              o. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              p.   NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of the Series Preferred shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail,


                                         19.

by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Company.

              q. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

         5.   REDEMPTION.

              a. In accordance with this Section 5, the Company shall, if at any time after the fifth anniversary of the initial issuance date of the Series C Preferred (the "Redemption Date"), the holders of more than fifty percent (50%) of the then outstanding shares of Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class on an as-converted basis, (for purposes of this Section 5, the "Requisite Series Holders") request in writing, redeem the shares of Series C Preferred, Series D Preferred and Series E Preferred held by all holders requesting such redemption in twelve equal quarterly installments beginning on the first calendar quarter commencing at least 30 days after such notice (each a "Redemption Date").

              b. The Company shall, at least 30 days but not more than 60 days prior to the Redemption Date and each anniversary thereof, mail written notice of the right to require redemption to each holder of record of shares of Series C Preferred, Series D Preferred or Series E Preferred at his post office address last shown on the records of the Company stating:

                   (i) the number of shares of Series C Preferred, Series D Preferred and/or Series E Preferred held by such holder as of the date of such notice;

                   (ii) the applicable Redemption Price, as defined in subsection (d) below; and

                   (iii) that, if the Requisite Series Holders accept such redemption offer, the Company will send a subsequent notice ("Redemption Notice") which shall call upon such holder to surrender to the Company, in the manner and at the place designated in the Redemption Notice, the certificate or certificates representing all shares of Series C Preferred, Series D Preferred and Series E Preferred held by such holder.

    Within 30 days of the date of such notice from the Company each holder of Series C Preferred, Series D Preferred and Series E Preferred may provide written notice (a "Series Acceptance Notice") to the Company, stating such holder's intention to accept the redemption offer set forth in the notice received from the Company.

              c. If a Series Acceptance Notice is received by the Company from the Requisite Series Holders in accordance with paragraph 5(b) above, then at least twenty (20) days prior to the first Redemption Date, the Company shall deliver a Redemption Notice to all holders of


                                         20.

Series C Preferred, Series D Preferred and Series E Preferred which delivered a Series Acceptance Notice setting forth (a) the applicable Redemption Price for the shares to be redeemed; and (b) the place at which such holders may obtain payment of the applicable Redemption Price upon surrender of their share certificates. If the Company does not have sufficient funds legally available to redeem all shares of Series C Preferred, Series D Preferred and Series E Preferred to be redeemed at the Redemption Date, then it shall redeem such shares first, to the holders of Series D Preferred and Series E Preferred pro rata (based on the portion of the aggregate Redemption Price payable to them) to the extent possible, and then second, to the holders of Series C Preferred pro rata (based on the portion of the aggregate Redemption Price payable to them) and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

              d. The Company shall effect such redemptions on the applicable Redemption Dates by paying in cash (i) in exchange for the shares of Series C Preferred to be redeemed a sum equal to $3.25 per share of Series C Preferred to be redeemed (as adjusted for any stock dividends, combinations or splits), plus an amount equal to $0.325 per share of Series C Preferred for each year held (plus a pro rata amount for any fractional year) less any dividends previously declared and paid to the holders of the Series C Preferred pursuant to subsection 1(a) above (the "Series C Redemption Price"), (ii) in exchange for the shares of Series D Preferred to be redeemed a sum equal to $4.00 per share of Series D Preferred to be redeemed (as adjusted for any stock dividends, combinations or splits), plus an amount equal to $0.40 per share of Series D Preferred for each year held (plus a pro rata amount for any fractional year) less any dividends previously declared and paid to the holders of the Series D Preferred pursuant to subsection 1(a) above (the "Series D Redemption Price"),
(iii) in exchange for the shares of Series E-1 Preferred to be redeemed a sum equal to $6.00 per share of Series E-1 Preferred to be redeemed (as adjusted for any stock dividends, combinations or splits), plus an amount equal to $0.60 per share of Series E-1 Preferred for each year held (plus a pro rata amount for any fractional year) less any dividends previously declared and paid to the holders of the Series E-1 Preferred pursuant to subsection 1(a) above (the "Series E-1 Redemption Price"), (iv) in exchange for the shares of Series E-2 Preferred to be redeemed a sum equal to $12.00 per share of Series E-2 Preferred to be redeemed (as adjusted for any stock dividends, combinations or splits), plus an amount equal to $1.20 per share of Series E-2 Preferred for each year held (plus a pro rata amount for any fractional year) less any dividends previously declared and paid to the holders of the Series E-2 Preferred pursuant to subsection 1(a) above (the "Series E-2 Redemption Price") and (v) in exchange for the shares of Series E-3 Preferred to be redeemed a sum equal to $16.00 per share of Series E-3 Preferred to be redeemed (as adjusted for any stock dividends, combinations or splits), plus an amount equal to $1.60 per share of Series E-3 Preferred for each year held (plus a pro rata amount for any fractional year) less any dividends previously declared and paid to the holders of the Series E-3 Preferred pursuant to subsection 1(a) above (the "Series E-3 Redemption Price"). The number of shares of Series C Preferred that the Company shall be required to redeem on any one Redemption Date shall be equal to one-twelfth of the shares of Series C Preferred held by all holders of Series C Preferred which delivered a Series Acceptance Notice. The number of shares of Series E Preferred that the Company shall be required to redeem on any one Redemption Date shall be equal to one-twelfth of the shares of Series E Preferred held by all holders of Series E Preferred which delivered a Series Acceptance Notice.


                                         21.

              e. On or prior to the Redemption Date, the Company shall deposit the applicable Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $10,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the applicable Redemption Price of the shares to their respective holders upon the surrender of their share certificates. The balance of any funds deposited by the Company pursuant to this Section 5(e) remaining unclaimed at the expiration of one year following such applicable Redemption Date shall be returned to the Company promptly upon its written request.

              f. On or after such applicable Redemption Date, each holder of shares of Series Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Company and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. From and after such applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price or the Company is unable to pay the applicable Redemption Price due to not having sufficient legally available funds, all dividends on the shares of Series Preferred to be redeemed shall cease to accrue and all rights of the holders of such shares as holders of Series Preferred (except the right to receive the applicable Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series Preferred are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

         6. NO REISSUANCE OF SERIES PREFERRED. No share or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall acquire the status of undesignated shares of Preferred Stock.

         7.   RANKING.

              a. Any class or classes or series of stock of the Company shall be deemed to rank:

                   (i) prior to another class or series, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of the stock in question shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such other class or series;

                   (ii) on a parity with another class or series, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the stock in question, if the holders of the stock in question and such other class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of unpaid dividends per share or liquidation prices, without preferences or priority one over the other, and


                                         22.

                   (iii) junior to the stock in question, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of the stock in question shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series.

              b. Shares of Series D Preferred and Series E Preferred are ranked senior to the shares of Series A Preferred, Series B Preferred, Series C Preferred and Common Stock as to the distribution of assets upon liquidation, dissolution or winding up.

              c. Shares of the Series C Preferred, Series D Preferred and Series E Preferred are ranked senior to the shares of Series A Preferred, Series B Preferred and the Common Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up.

              d. Shares of Series A Preferred and Series B Preferred are ranked pari passu or on a parity with the other as to dividends and the distribution of assets upon liquidation, dissolution or winding up.

         8.   EVENTS OF DEFAULT.

              a. Any one or more of the following shall constitute an "Event of Default" by the Company:

                   (i) any material breach by the Company of a representation or warranty made by the Company under the Series C Preferred Stock and Warrant Purchase Agreement, the Stock Restriction or the Noncompete Agreement, all dated as of February 15, 1995, or under the Series D Preferred Stock and Warrant Purchase Agreement, the Amended and Restated Investors' Rights Agreement, as amended, the Amended and Restated Co-Sale Agreement, as amended or the Amended and Restated Voting Agreement, as amended, dated as of December 15, 1995, or under the Series E Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof if such breach has, or could reasonably be expected to have, a material adverse effect on the Company, the Series C Preferred, Series D Preferred or the Series E Preferred;

                   (ii) the Company shall become insolvent or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

                   (iii) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under Title 11 of the United States Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce to, any petition filed against it in a case under Title 11 of the United States Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or


                                         23.

                   (iv) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement of winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company of all or any substantial part of its property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

                                          V.

    A. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                         VI.

         For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. Subject to Section IVC.(2)(c)(i)(G) hereof, the number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

         2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Company; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

         3. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.


                                         24.

         4. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Company's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation law of the State of Delaware.



                             /s/ Jens H. Molbak
                             --------------------------------------------------
                             Jens H. Molbak,
                             President



                             /s/ Mark P. Tanoury
                             --------------------------------------------------
                             Mark P. Tanoury,
                             Secretary


                                         25.

    The undersigned, Jens H. Molbak and Mark P. Tanoury, the President and Secretary, respectively, of Coinstar, Inc., declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

    Executed on 8-26, 1996.




                             /s/ Jens H. Molbak
                             --------------------------------------------------
                             Jens H. Molbak,
                             President



                             /s/ Mark P. Tanoury
                             --------------------------------------------------
                             Mark P. Tanoury,
                             Secretary


                                         26.